CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in Registration Statement Nos. 333-232060, 333-225619, 333- 244356, and 333-249977 on Form S-8 and Registration Statement No. 333-2792123 on Form S-3 of our reports dated March 6, 2025, relating to the financial statements of Potbelly Corporation and the effectiveness of Potbelly Corporation’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 29, 2024. Chicago, Illinois March 6, 2025